EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)
Elizabeth M. Ivers
(713) 651-7132

Media
K Leonard
(713) 571-3870

[TEXT]

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net Operating Revenues	$2,885.7	$1,582.1	$7,353.1	$4,310.7
Net Income (Loss)	$540.9	$(70.9)	$970.4	$107.0
Net Income (Loss) Per Share
Basic	$2.03	$(0.28)	$3.71	$0.43
Diluted	$2.01	$(0.28)	$3.66	$0.42
Average Number of Shares Outstanding
Basic	266.1	251.0	261.7	250.7
Diluted	269.3	251.0	265.2	254.4

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net Operating Revenues
Crude Oil and Condensate	$953,154	$506,368	$2,649,034	$1,368,338
Natural Gas Liquids	206,572	107,482	539,104	314,750
Natural Gas	576,803	602,242	1,760,715	1,832,578
Gains on Mark-to-Market Commodity Derivative Contracts	357,664	60,998	480,539	105,816
Gathering, Processing and Marketing	578,022	233,971	1,461,303	601,790
Gains on Asset Dispositions, Net	207,468	64,809	442,981	72,441
Other, Net	6,061	6,205	19,424	15,023
Total	2,885,744	1,582,075	7,353,100	4,310,736
Operating Expenses
Lease and Well	248,926	180,921	680,710	507,647
Transportation Costs	108,678	103,262	308,276	286,318
Gathering and Processing Costs	18,532	18,472	55,444	47,353
Exploration Costs	48,469	47,307	140,616	148,635
Dry Hole Costs	22,604	2,700	47,231	45,095
Impairments	83,431	352,908	531,413	502,865
Marketing Costs	572,604	231,758	1,427,450	591,735
Depreciation, Depletion and Amortization	651,684	500,888	1,822,854	1,398,137
General and Administrative	82,260	81,310	219,703	206,470
Taxes Other Than Income	98,526	74,244	308,669	227,773
Total	1,935,714	1,593,770	5,542,366	3,962,028

Operating Income (Loss)	950,030	(11,695)	1,810,734	348,708

Other Income, Net	1,377	5,772	11,205	7,910

Income (Loss) Before Interest Expense and Income Taxes	951,407	(5,923)	1,821,939	356,618

Interest Expense, Net	52,186	32,890	153,772	88,215

Income (Loss) Before Income Taxes	899,221	(38,813)	1,668,167	268,403

Income Tax Provision	358,343	32,093	697,742	161,422

Net Income (Loss)	$540,878	$(70,906)	$970,425	$106,981

Dividends Declared per Common Share	$0.160	$0.155	$0.480	$0.465

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Wellhead Volumes and Prices
Crude Oil and Condensate Volumes (MBbld) (A)
United States	108.9	66.6	94.3	59.5
Canada	6.8	5.9	8.0	6.1
Trinidad	3.1	4.8	3.6	4.7
Other International (B)	0.1	0.1	0.1	0.1
Total	118.9	77.4	106.0	70.4

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$87.22	$71.54	$91.40	$72.58
Canada	90.54	69.12	92.76	71.32
Trinidad	89.70	65.06	91.56	66.91
Composite	87.49	70.96	91.52	72.09

Natural Gas Liquids Volumes (MBbld) (A)
United States	43.2	31.1	38.7	27.4
Canada	0.8	0.8	0.8	0.9
Total	44.0	31.9	39.5	28.3

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$50.90	$36.56	$49.85	$40.68
Canada	57.69	40.34	54.36	42.90
Composite	51.02	36.66	49.93	40.75

Natural Gas Volumes (MMcfd) (A)
United States	1,122	1,175	1,123	1,096
Canada	123	200	135	205
Trinidad	330	333	354	342
Other International (B)	12	14	13	15
Total	1,587	1,722	1,625	1,658

Average Natural Gas Prices ($/Mcf) (C)
United States	$4.06	$4.21	$4.13	$4.50
Canada	3.81	3.42	3.88	4.09
Trinidad	3.59	2.53	3.42	2.54
Other International (B)	5.54	5.41	5.60	4.64
Composite	3.95	3.80	3.97	4.05

Crude Oil Equivalent Volumes (MBoed) (D)
United States	339.4	293.5	320.3	269.6
Canada	27.9	40.0	31.2	41.1
Trinidad	58.0	60.3	62.7	61.7
Other International (B)	2.0	2.5	2.2	2.6
Total	427.3	396.3	416.4	375.0

Total MMBoe (D)	39.3	36.5	113.7	102.4

(A)	Thousand barrels per day or million cubic feet per day, as applicable.
(B)	Other International includes EOG's United Kingdom and China operations.
(C)	Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments.
(D)	Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, natural gas liquids and natural gas. Crude oil equivalents are determined using the ratio of 1.0 barrel of crude oil and condensate or natural gas liquids to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2011	2010

ASSETS
Current Assets
Cash and Cash Equivalents	$1,386,728	$788,853
Accounts Receivable, Net	1,249,649	1,113,279
Inventories	580,355	415,792
Assets from Price Risk Management Activities	364,991	48,153
Income Taxes Receivable	28,013	54,916
Deferred Income Taxes	-	9,260
Other	125,626	97,193
Total	3,735,362	2,527,446

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	32,196,279	29,263,809
Other Property, Plant and Equipment	1,993,824	1,733,073
Total Property, Plant and Equipment	34,190,103	30,996,882
Less: Accumulated Depreciation, Depletion and Amortization	(13,453,905)	(12,315,982)
Total Property, Plant and Equipment, Net	20,736,198	18,680,900
Other Assets	323,118	415,887
Total Assets	$24,794,678	$21,624,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,926,455	$1,664,944
Accrued Taxes Payable	157,297	82,168
Dividends Payable	43,015	38,962
Liabilities from Price Risk Management Activities	-	28,339
Deferred Income Taxes	139,646	41,703
Current Portion of Long-Term Debt	220,000	220,000
Other	179,910	143,983
Total	2,666,323	2,220,099

Long-Term Debt	5,007,746	5,003,341
Other Liabilities	768,518	667,455
Deferred Income Taxes	3,858,243	3,501,706
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
269,124,759 Shares Issued at September 30, 2011 and
254,223,521 Shares Issued at December 31, 2010	202,691	202,542
Additional Paid In Capital	2,230,600	729,992
Accumulated Other Comprehensive Income	372,448	440,071
Retained Earnings	9,711,207	8,870,179
Common Stock Held in Treasury, 281,595 Shares at September 30, 2011
and 146,186 Shares at December 31, 2010	(23,098)	(11,152)
Total Stockholders' Equity	12,493,848	10,231,632
Total Liabilities and Stockholders' Equity	$24,794,678	$21,624,233

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	September 30,
	2011	2010
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$970,425	$106,981
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	1,822,854	1,398,137
Impairments	531,413	502,865
Stock-Based Compensation Expenses	95,057	81,700
Deferred Income Taxes	499,279	53,067
Gains on Asset Dispositions, Net	(442,981)	(72,441)
Other, Net	2,270	(2,317)
Dry Hole Costs	47,231	45,095
Mark-to-Market Commodity Derivative Contracts
Total Gains	(480,539)	(105,816)
Realized Gains	83,765	25,180
Other, Net	21,052	13,354
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(128,965)	(124,813)
Inventories	(167,611)	(134,181)
Accounts Payable	245,385	527,418
Accrued Taxes Payable	101,239	(40,104)
Other Assets	(28,600)	(16,051)
Other Liabilities	37,022	44,348
Changes in Components of Working Capital Associated with Investing and
Financing Activities	133,227	(216,695)
Net Cash Provided by Operating Activities	3,341,523	2,085,727

Investing Cash Flows
Additions to Oil and Gas Properties	(4,665,535)	(3,740,883)
Additions to Other Property, Plant and Equipment	(502,112)	(223,072)
Proceeds from Sales of Assets	1,294,627	126,371
Changes in Components of Working Capital Associated with Investing
Activities	(133,512)	216,546
Other, Net	-	(4,206)
Net Cash Used in Investing Activities	(4,006,532)	(3,625,244)

Financing Cash Flows
Common Stock Sold	1,388,270	-
Net Commercial Paper Borrowings	-	33,700
Long-term Debt Borrowings	-	991,395
Long-term Debt Repayments	-	(37,000)
Dividends Paid	(124,133)	(114,277)
Treasury Stock Purchased	(21,357)	(10,298)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	26,887	24,527
Debt Issuance Costs	-	(6,469)
Other, Net	285	149
Net Cash Provided by Financing Activities	1,269,952	881,727

Effect of Exchange Rate Changes on Cash	(7,068)	(129)

Increase (Decrease) in Cash and Cash Equivalents	597,875	(657,919)
Cash and Cash Equivalents at Beginning of Period	788,853	685,751
Cash and Cash Equivalents at End of Period	$1,386,728	$27,832

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME (NON-GAAP)
TO NET INCOME (LOSS) (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and nine-month periods ended September 30, 2011 and 2010 reported Net Income (Loss) (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market gains from these transactions, to add back impairment charges related to certain of EOG's North American natural gas assets in the first nine months of 2011 and third quarter of 2010, to eliminate the net gains on asset dispositions primarily in North America in the first nine months of 2011 and 2010, and to eliminate the change in the estimated fair value of a contingent consideration liability in 2010 related to EOG's previously disclosed acquisition of Haynesville and Bossier Shale unproved acreage. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Reported Net Income (Loss) (GAAP)	$540,878	$(70,906)	$970,425	$106,981

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Gains	(357,664)	(60,998)	(480,539)	(105,816)
Realized Gains (Losses)	52,480	(13,647)	83,765	25,180
Subtotal	(305,184)	(74,645)	(396,774)	(80,636)

After-Tax MTM Impact	(195,394)	(47,791)	(254,035)	(51,627)

Add: Impairments of Certain North American Natural Gas Assets, Net of Tax	10,654	208,331	267,114	208,331
Less: Gains on Asset Dispositions, Net of Tax	(132,895)	(41,494)	(284,005)	(46,381)
Less: Change in Fair Value of Contingent Consideration Liability, Net of Tax	-	(1,587)	-	(12,941)

Adjusted Net Income (Non-GAAP)	$223,243	$46,553	$699,499	$204,363

Net Income (Loss) Per Share (GAAP)
Basic	$2.03	$(0.28)	$3.71	$0.43
Diluted	$2.01	$(0.28)	$3.66	$0.42

Adjusted Net Income Per Share (Non-GAAP)
Basic	$0.84	$0.19	$2.67	$0.82
Diluted	$0.83	$0.18	$2.64	$0.80

Average Number of Shares (GAAP)
Basic	266,053	251,015	261,664	250,719
Diluted	269,292	251,015	265,245	254,444

Average Number of Shares (Non-GAAP)
Basic	266,053	251,015	261,664	250,719
Diluted	269,292	254,572	265,245	254,444

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW (NON-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles the three-month and nine-month periods ended September 30, 2011 and 2010 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net Cash Provided by Operating Activities (GAAP)	$1,272,283	$784,387	$3,341,523	$2,085,727

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	40,624	40,095	121,166	130,598
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(36,335)	85,538	128,965	124,813
Inventories	40,549	66,818	167,611	134,181
Accounts Payable	(56,135)	(272,540)	(245,385)	(527,418)
Accrued Taxes Payable	(6,928)	34,093	(101,239)	40,104
Other Assets	23,804	(8,448)	28,600	16,051
Other Liabilities	(49,039)	(55,278)	(37,022)	(44,348)
Changes in Components of Working Capital Associated
with Investing and Financing Activities	(56,587)	80,722	(133,227)	216,695

Discretionary Cash Flow (Non-GAAP)	$1,172,236	$755,387	$3,270,992	$2,176,403

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP) AND TOTAL
CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF
THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO (NON-GAAP)
TO CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)
(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

September 30,
2011

Total Stockholders' Equity - (a)	$12,494

Current and Long-Term Debt - (b)	5,227
Less: Cash	(1,387)
Net Debt (Non-GAAP) - (c)	3,840

Total Capitalization (GAAP) - (a) + (b)	$17,721

Total Capitalization (Non-GAAP) - (a) + (c)	$16,334

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	29%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	24%